UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	93-1869878
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2024 (the “Closing Date”), Aspire North America LLC, a Delaware limited liability company (“Aspire”) and wholly owned subsidiary of Ispire Technology Inc., a Delaware Corporation (“Ispire”, and together with Aspire, the “Company”) entered into a capital contribution, subscription, and joint venture agreement (the “JV Agreement”) with Chemular Inc., a Michigan corporation (“Chemular”), Touch Point Worldwide, Inc. d/b/a/ Berify, a Delaware corporation (“Berify”), and Ike Tech LLC, a Delaware limited liability company (the “Joint Venture”, and together with Chemular, Berify, and the Company, each a “Party” and collectively, the “Parties”) pursuant to which the Parties agreed to participate in the Joint Venture. Pursuant to the JV Agreement, the business of the Joint Venture will be licensing, owning, operating and developing an industry-standard age-verification solution for vapor (e-cigarette) devices in the U.S. market as well as the related planned submission of PMTA applications that seek FDA marketing orders for cutting-edge technologies across the U.S. e-cigarette market, including, without limitation, (a) next-generation e-cigarette hardware with a user-friendly point-of-use age-verification and geo fencing capability that eliminates tuse of hardware in certain designated areas such as schools and sensitive areas; (b) e-cigarettes with end-to-end range of dynamic features such as authentication, direct to consumer engagements and exclusive offerings built on the foundations of blockchain technology; and (c) a real-time biometric identity platform for user access controls, creating added security and reliability that deters counterfeiting in connection with vapor devices.

Under the terms of the JV Agreement, on the Closing Date, Chemular agreed to, prior to August 1, 2024, prepare, finalize and file or cause to be filed on behalf of the Joint Venture a tobacco products master file (“TPMF”) in the name of the Joint Venture to support the Joint Venture and its business (the “TPMF Covenant”). In the event of the failure of the TPMF Covenant, Chemular has agreed to grant the Joint Venture a non-exclusive, irrevocable, perpetual, royalty-free, fully-paid up, worldwide, sublicense in multiple tiers, license, free and clear of all encumbrances (other than certain permitted encumbrances, as provided for in the JV Agreement), to make, use, prepare derivatives, or copy under the intellectual property of certain intellectual property of Chemular (the “Chemular License”) for use in the Joint Venture’s TPMF. In consideration for the foregoing and other consideration, the Joint Venture on the Closing Date credited the capital account of Chemular $2 million, representing the fair value of the fulfilment of such obligations. Additionally, in consideration for Chemular’s technical know-how and goodwill, the provision of additional services to the Joint Venture pursuant to a master services agreement between Chemular and the Joint Venture, and Chemular’s contribution of $1 million in cash to the Joint Venture, on the Closing Date the Joint Venture credited the capital account of Chemular in the amount of $3 million. On the Closing Date, the Joint Venture issued to Chemular a membership interest in the Joint Venture in an aggregate amount initially equal to twenty percent (20%) of the Joint Venture on the Closing Date.

Pursuant to the terms of the JV Agreement, on the Closing Date, Berify agreed to license to the Joint Venture certain assets (the “Berify Licensed Assets”), free and clear of all encumbrances (other than certain permitted encumbrances, as provided for in the JV Agreement). In consideration for the Berify Licensed Assets, on the Closing Date the Joint Venture credited the capital account of Berify in the amount of $10 million, representing the fair value of the Berify Licensed Assets, and issued to Berify a membership interest in the Joint Venture in an aggregate amount initially equal to forty percent (40%) of the membership interests in the Joint Venture on the Closing Date.

Prior to the Closing Date, the Company held four million (4,000,000) common units of the Joint Venture, which, on the Closing Date, constituted forty percent (40%) of the membership interests in the Joint Venture. On the Closing Date, the Company (i) contributed $1 million to the Joint Venture in cash for operating expenses, and (ii) entered into a binding commitment to make an additional capital contribution to the Joint Venture in the aggregate amount of up to $9 million. Upon written request of the Joint Venture, the Company shall make additional capital contributions in cash to the Joint Venture in the aggregate amount of up to $9 million as necessary for research and development costs as provided for in the Joint Venture’s board-approved budget for the preparation and submission of the Premarket Tobacco Production Application, as well as the Joint Venture’s commercialization work, including staffing, software development, office space and the purchase of raw materials (the “Ispire Contribution Commitment”); provided that no more than an aggregate of $5 million of the Ispire Contribution Commitment may be called by the Joint Venture within the first eight (8) months of the Closing Date, and, provided further, that any remaining balance of the Ispire Contribution Commitment may not be called sooner than fourteen (14) months after the Closing Date. The Company’s capital account as of the Closing Date reflects a balance including the Ispire Contribution Commitment. At any time, upon the Company’s receipt of a written request from the Joint Venture to contribute all or a portion of the Ispire Contribution Commitment, the Company shall fund the requested amount within fifteen (15) calendar days of receipt of such request, unless a different time period for delivery is mutually agreed upon between the Company and the Joint Venture.

In addition to forming the Joint Venture, the Parties concurrently entered into additional agreements that include the limited liability agreement for the Joint Venture, a master services agreement between the Joint Venture and Chemular, the Warrant (as defined below), an exclusive patent license agreement, a software development agreement, and a supply agreement, each between Berify and the Joint Venture.

The JV Agreement contains customary representations, warranties and covenants that each Party made to the other Parties as of the Closing Date, customary conditions to closing, indemnification obligations of each Party, and other obligations of the Parties, including certain confidentiality obligations. The representations, warranties, and covenants contained in the JV Agreement were made only for the purposes of such agreement and as of the Closing Date, were solely for the benefit of the Parties to the JV Agreement, and may be subject to limitations agreed upon by the Parties.

Item 3.02. Unregistered Sales of Equity Securities

On April 5, 2024, in a private placement concurrent with the closing of the JV Agreement and pursuant to the Letter of Intent and Term Sheet previously disclosed in Ispire’s Current Report on Form 8-K filed with the SEC on February 1, 2024, Ispire issued a warrant to purchase 111,111 shares of its common stock, par value $0.0001 per share (the “Warrant”), to Berify. The Warrant has an exercise price of $9.00 per share, is exercisable immediately, and will expire five years from the date of issuance, or April 5, 2029. Such issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: April 11, 2024

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